UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commerce Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Missouri	43-0889454
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Walnut Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/1000th interest of 6.00% Series B Non-Cumulative Perpetual Preferred Stock, $1.00 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Depositary Shares and the registrant’s 6.00% Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share, set forth under the headings “Description of Depositary Shares” and “Description of Series B Preferred Stock” in the Registrant’s Prospectus Supplement (i) as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 16, 2014, and (ii) relating to the registrant’s Registration Statement on Form S-3 (File No. 333-196689) is hereby incorporated by reference herein.

ITEM 2.	EXHIBITS

Exhibit Number	Description

Exhibit 4.1	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q dated May 7, 2014).

Exhibit 4.2	Restated Bylaws, as amended (incorporated by reference to Exhibit 3(b) to the Current Report on Form 8-K dated February 14, 2013).

Exhibit 4.3	Certificate of Designation, dated June 13, 2014, relating to the 6.00% Series B Non-Cumulative Perpetual Preferred Stock (filed herewith).

Exhibit 4.4	Form of Deposit Agreement (filed herewith).

Exhibit 4.5	Form of Depositary Receipt evidencing depositary shares each representing a 1/1000th interest of 6.00% Series B Non-Cumulative Perpetual Preferred Stock (included as Exhibit A to the Form of Deposit Agreement, filed herewith as Exhibit 4.4).

Exhibit 4.6	Form of Preferred Stock Certificate (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Commerce Bancshares, Inc.

Date: June 16, 2014	By:	/s/ Charles G. Kim
Charles G. Kim
Executive Vice President and
Chief Financial Officer